Exhibit 99

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

                                                                 [MICREL LOGO]
PRESS RELEASE

                    MICREL REPORTS INCREASE IN FOURTH QUARTER
                     REVENUES, GROSS MARGIN AND NET INCOME

* Revenues of $65.1 million, Up 4% Sequentially and Up 10% From Year-Ago Period
* Gross Margin Increased to 57.5%, Third Highest Quarterly Gross Margin in Company History
* Earnings Per Diluted Share of $0.11 Compared with $0.09 in Q3 and $0.06 in the Year-Ago Period

   San Jose, CA, Feb. 1, 2006 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the fourth quarter and year ended December 31, 2005. Revenues for the fourth quarter were $65.1 million, an increase of 4% from $62.5 million in the third quarter and 10% above the revenues of $59.4 million in the year-ago period. Fourth quarter net income was $9.9 million, or $0.11 per diluted share. This compared to third quarter net income of $7.7 million, or $0.09 per share, and $5.1 million, or $0.06 per share in the year-ago period.

   "We are encouraged by the strength in demand we experienced in the fourth quarter, especially from customers serving the industrial and communications end markets," said Ray Zinn, president and CEO of Micrel. "Micrel's order rates increased nicely on a sequential basis in the fourth quarter resulting in a book-to-bill ratio above one. This order strength has continued into January. Three years ago we made a commitment to get Micrel's gross margins back to pre-bubble levels. In the fourth quarter our gross margin once again improved significantly. At 57.5%, our gross margin has returned to levels we experienced in 2000, even though quarterly revenues and factory utilization are about one-third less today. We view this as a significant achievement especially considering that Micrel's gross margins were in the mid-30% range three years ago."

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February 1, 2006
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   Total revenues for 2005 were $250.4 million, a decrease of 3% from $257.6 million in 2004. The primary reason for the decline in Micrel's revenues in 2005 was that the Company could not remain price competitive in the small office/home office (SOHO) Ethernet business without affecting its gross margin objectives. While Micrel's SOHO Ethernet products are technically superior, the majority of customers remain more focused on price than performance in this market. The Company believes the reduction in revenue from low margin Ethernet business, which amounted to approximately $7 million to $9 million in 2005, did not significantly impact overall profitability, but rather resulted in higher over all gross margins.

   For the year ended December 31, 2005, net income was $25.4 million, or $0.29 per diluted share. The 2005 results include a $9.3 million pre-tax charge related to an unfavorable jury award related to a contract dispute, which reduced earnings per share by $0.07. Micrel is currently appealing this verdict. Net income in 2004 was $31.3 million, or $0.34 per diluted share.
In 2004, net income benefited from the reversal of accruals for potential payroll tax and income tax liabilities upon the resolution of a tax audit which resulted in an aggregate, one-time increase in net income of $6.3 million, or $0.07 per diluted share.

   Zinn continued, "Micrel significantly increased its gross margin in all four quarters of 2005. We are extremely pleased that our gross margin is now well above the average for all analog semiconductor companies. We believe Micrel's fourth quarter gross margin is now at least in the top one-fourth of all semiconductor companies."

   Outlook
   -------
   The Company's first quarter 2006 beginning backlog is higher than the beginning backlog for the fourth quarter of 2005. However, order lead times for the Company's products remain extremely short and a relatively high proportion of quarterly revenue must be booked and shipped within the quarter to OEM customers or resold through the Company's distributors. As a result, it remains difficult to accurately predict future revenues. Based upon current backlog levels and demand projections, the Company believes first quarter revenues will increase sequentially by 3% to 8%.

   Zinn concluded, "As we enter 2006, it is encouraging to see broad-based strength in customer demand combined with what appears to be lean channel inventories and disciplined supply chain inventory management. In this

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MICREL REPORTS INCREASE IN FOURTH QUARTER REVENUES, GROSS MARGIN AND NET INCOME
February 1, 2006
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environment, we are encouraged with the economic prospects for Micrel, especially given that the first quarter is usually seasonally weak for the industry."

   Conference Call
   ---------------
   The Company will host a conference call at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) today, February 1, 2006. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of fourth quarter and fiscal year 2005 financial results, discuss current business conditions and then respond to questions.

   The call is available, live, to any interested party on a listen-only basis by dialing (800) 218-0530. For international callers, please dial (303) 275-2170. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through February 8, 2006, by dialing (303) 590-3000 or (800) 405-2236 and entering access code number 11050714. The webcast replay will also be available on the Company's website at www.micrel.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, gross margin expansion, channel inventories, customer demand, and the nature of industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation;

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MICREL REPORTS INCREASE IN FOURTH QUARTER REVENUES, GROSS MARGIN AND NET INCOME
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the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the effect of the Company's restatement of previous financial statements; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to
time; and Micrel's operating cash flow.   For further discussion of these
risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the quarter ended September 30, 2005. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

About Micrel

   Micrel Inc., is a leading global manufacturer of IC solutions for the
worldwide analog, Ethernet and high bandwidth markets.   The Company's
products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit our website at: http://www.micrel.com.

===============================================================================
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
                             MICREL, INCORPORATED
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                    Three Months Ended     Twelve Months Ended
                                        December 31,            December 31,
                                   --------------------   --------------------
                                      2005       2004        2005       2004
                                   ---------  ---------   ---------  ---------
Net revenues                       $  65,147  $  59,441   $ 250,356  $ 257,551
Cost of revenues(1)(2)                27,675     31,921     116,564    134,854
                                   ---------  ---------   ---------  ---------
Gross profit                          37,472     27,520     133,792    122,697
                                   ---------  ---------   ---------  ---------

Operating expenses:
 Research and development(2)          11,059     10,360      45,070     41,750
 Selling, general and
  administrative(2)                   14,146      9,933      45,709     37,327
 Amortization of deferred stock
  compensation(1)                         95        327         611      1,986
 Purchased in-process technology          -        (177)         -         303
 Restructuring expense                    -         147          -         584
 Litigation accrual                       -          -        9,282         -
                                   ---------  ---------   ---------  ---------
    Total operating expenses          25,300     20,590     100,672     81,950
                                   ---------  ---------   ---------  ---------
Income from operations                12,172      6,930      33,120     40,747
Other income, net                      1,271        811       4,180      1,712
                                   ---------  ---------   ---------  ---------
Income before income taxes            13,443      7,741      37,300     42,459
Provision for income taxes(2)          3,592      2,647      11,942     11,206
                                   ---------  ---------   ---------  ---------
Net income                         $   9,851  $   5,094   $  25,358  $  31,253
                                   =========  =========   =========  =========

Net income per share:
  Basic                            $    0.12  $    0.06   $    0.29  $    0.34
                                   =========  =========   =========  =========
  Diluted                          $    0.11  $    0.06   $    0.29  $    0.34
                                   =========  =========   =========  =========

Shares used in computing per
 share amounts:
  Basic                               85,619     90,007      87,055     91,498
                                   =========  =========   =========  =========
  Diluted                             86,641     91,012      87,971     93,083
                                   =========  =========   =========  =========

(1) Amortization of deferred stock
     compensation included in:
      Cost of revenues             $      32  $      56   $     159  $     535
                                   =========  =========   =========  =========
      Research and development     $      26       $114        $161       $723
      Selling, general and
       administrative                     69        213         450      1,263
                                   ---------  ---------   ---------  ---------
        Total Operating expenses   $      95  $     327   $     611  $   1,986
                                   =========  =========   =========  =========

(2) Effects of reversal of accrued
     tax liabilities included in:
      Cost of revenues             $      -   $      -    $      -   $  (1,111)
      Research and development            -          -           -      (1,697)
      Selling, general and
       administrative                     -          -           -      (1,140)
      Provision for income taxes          -          -           -      (2,378)
                                   ---------  ---------   ---------  ---------
                                   $      -   $      -    $      -   $  (6,326)
                                   =========  =========   =========  =========


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

                              MICREL, INCORPORATED
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                  (Unaudited)

                                                   December 31,   December 31,
                                                       2005          2004
                                                   ------------   ------------
ASSETS
CURRENT ASSETS:
 Cash, cash equivalents and short-term investments  $  136,563     $  147,785
 Accounts receivable, net                               35,524         32,055
 Inventories                                            30,419         35,744
 Deferred income taxes                                  22,134         15,962
 Other current assets                                    1,919          2,488
                                                    ----------     ----------
   Total current assets                                226,559        234,034

LONG-TERM INVESTMENTS                                       -           2,012
PROPERTY, PLANT AND EQUIPMENT, NET                      77,554         81,605
INTANGIBLE ASSETS, NET                                   4,752          6,375
DEFERRED INCOME TAXES                                   10,264          9,663
OTHER ASSETS                                               411            457
                                                    ----------     ----------
TOTAL                                               $  319,540     $  334,146
                                                    ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable                                   $   20,552     $   16,275
 Taxes payable                                           4,939          4,960
 Deferred income on shipments to distributors           14,069         13,648
 Other current liabilities                              21,672         12,165
 Current portion of long-term debt                         147            164
                                                    ----------     ----------
   Total current liabilities                            61,379         47,212

LONG-TERM DEBT                                              -              83
OTHER LONG-TERM OBLIGATIONS                                475          1,964

SHAREHOLDERS' EQUITY:
 Common stock                                           73,848        127,264
 Deferred stock compensation                              (294)        (1,118)
 Accumulated other comprehensive loss                      (52)           (85)
 Retained earnings                                     184,184        158,826
                                                    ----------     ----------
TOTAL SHAREHOLDERS' EQUITY                             257,686        284,887
                                                    ----------     ----------
TOTAL                                               $  319,540     $  334,146
                                                    ==========     ==========